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                                                                 Exhibit 10.35

First American                                  First American National Bank
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                          BUSINESS LINE PLUS AGREEMENT

THIS AGREEMENT is entered into as of AUGUST 15, 1996 by and between DISPLAY ARTS INC (individually and collectively, "Borrower"), and FIRST AMERICAN NATIONAL BANK "FANB"), Nashville, Tennessee

      1. Definitions. For the purposes of this Agreement:

            (a) An "Advance" is any advance of funds or payment by FANB under this Agreement.

            (b) The "Line" is the line of credit granted by FANB to Borrower under this Agreement.

            (c) The "Collateral" is;

                   S/A COVERING A/R, INV, EQUIP

            (d) The "Credit Limit" is the maximum principal balance that may be outstanding under this Agreement during the Draw Period and is initially $50,000,00.

            (e) The "Line Indebtedness" is the aggregate amount owing hereunder from time to time, including outstanding principal, accrued interest, and fees.

            (f) A "Guarantor" is any person now or hereafter guaranteeing, or otherwise having or assuming liability (whether as surety, partner, or otherwise) to FANB for payment of the Line Indebtedness or any portion thereof.

            (g) The "Index Rate" is the reference or base rate established by FANB from time to time and generally utilized in contracting for interest on its variable rate domestic commercial loans not utilizing an externally established reference rate.

            (h) The "Margin" is 3.000000% per annum.

            (i) The "Maximum Rate" is the maximum applicable lawful contract rate in effect from time to time. If no applicable law restricts the rate of interest that may be charged hereon, the Maximum Rate shall be the rate of interest otherwise applicable under this Agreement from time to time, plus 3% per annum.

            (j) The "Draw Period" is that period of time during which Borrower may, subject to the conditions of this Agreement, obtain advances hereunder.

            (k) The "Repayment Period" is that period of time following the expiration or termination of the Draw Period consisting of 36 consecutive monthly payment due dates.

            (l) "Herein", "hereunder", and words of similar import refer to this Agreement as a whole. Any term defined elsewhere in this Agreement shall be accorded the same meaning throughout this Agreement.

      2. Security interest. To secure the payment of the Line Indebtedness, Borrower hereby grants FANB a security interest in the Collateral and any proceeds thereof. Any security agreement, assignment, deed of trust, or similar instrument that by its terms, either general or specific, secures the Line Indebtedness shall be effective according to such terms, whether or not the property therein described is the Collateral.

      3. Advances; Draw Period; Interest.

            (a) Borrower shall have the right to obtain an Advance only during the Draw Period and only if: (1) Borrower's request therefor is received by FANB in sufficient time reasonably to enable FANB to make the Advance prior to the expiration of the Draw Period; (2) the resulting principal balance of the Line Indebtedness will not exceed the Credit Limit; and (3) no Event of Default is in effect at the time Borrower is otherwise entitled to obtain the Advance.

            (b) The Draw Period expires one year from the date of this Agreement, but FANB may, at its sole discretion, extend the Draw Period for four consecutive one year extensions. FANB may, from time to time and at its sole discretion, make Advances (1) requested by Borrower in a circumstance under which Borrower has no right to obtain Advances, or (2) for the protection and preservation of any security for the Line Indebtedness. All such Advances shall be subject to this Agreement and shall be incorporated into the Line Indebtedness, except that, (a) that portion of the outstanding principal balance of the Line Indebtedness in excess of the Credit Limit and (b) any Advance made after the end of the Draw Period or the maturity of the Line Indebtedness, in either case together with all interest accrued thereon, shall be due and payable on demand by FANB. No one or more such discretionary Advances shall constitute a waiver of, or modification to, any condition precedent to further Advances under this Agreement.

            (c) The principal balance of the Line Indebtedness outstanding from time to time shall bear interest at the Index Rate plus the Margin, except as otherwise provided herein. The rate of interest hereunder shall be adjusted on the date that the Index Rate changes, and the interest may at the option of FANB be computed on the basis of a 360 day or a 365 day year.

      4. Payments. Borrower promises, absolutely and unconditionally and without any setoff, counterclaim, or deduction, to pay to the order of FANB the Line Indebtedness in accordance with this Agreement and the billing statements rendered hereunder by FANB. In the event this Agreement does not otherwise provide either a due date or a means of ascertaining the due date of an amount owing hereunder or in connection herewith, such amount shall be due and payable on FANB's demand.

            (a) During the Draw Period, each payment shall consist of all interest accrued hereunder and shall be due and payable 25 days from the date of each monthly statement rendered by FANB.

            (b) During the Repayment Period, the Line Indebtedness shall be due and payable in consecutive monthly payments of principal and accrued interest on the same day of each consecutive month. FANB shall select the initial monthly payment date which shall be not less than 25 days after the conclusion of the Draw Period and shall give Borrower not less than 30 days notice thereof. The amount of each monthly payment shall be that amount which, given the rate of interest in effect hereunder as of the expiration or termination of the Draw Period, would repay the principal balance then outstanding in equal monthly installments by the scheduled end of tine Repayment Period. In the event the Line Indebtedness is not repaid in full by the final scheduled payment date, the Repayment Period shall be extended, and Borrower shall make additional monthly payments in the same amount and on the same day of each month until the earlier of (i) the date the Line Indebtedness in paid in full or (ii) one (1) year from the originally scheduled end of the Repayment Period, and any remaining Line Indebtedness shall be due and payable in full no later than the end of the Repayment Period as extended.

            (c) Borrower may prepay the Line Indebtedness in whole or in part at any time, but no prepayment shall postpone or diminish any required monthly payment, to the extent of the remaining unpaid balance thereof. All payments shall be made in collected funds at FANB's main office or at such other location as FANB directs in writing. and shall be applied to principal, accrued interest, and charges and expenses owing under or in connection with this Agreement, in such order as FANB elects, except that payments shall be applied to accrued interest before principal.
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      5. Other Charges.

            (a) If any payment is past due by fifteen days or more, Borrower shall pay FANB a late charge of (i) 5% of such payment amount or (ii) any lesser maximum amount permitted under applicable law. No late charge, however, shall be imposed on any payment made on time and in full solely by reason of any previously accrued and unpaid late charge.

            (b) During the initial Draw Period and, unless Borrower terminates its right to obtain Advances by notice to FANB, during each one-year extension thereof, Borrower shall pay to FANB an annual fee of $150. In no event, however, shall this annual fee and all other costs and expenses (exclusive of filing fees and recording taxes) incurred by Borrower in connection with the establishment of the Line or the renewal of the Draw Period (collectively, the "Annual Charges") exceed 4% of the Credit Limit.

      6. Additional Covenants. Borrower covenants and agrees as follows:

            (a) No deterioration shall occur in any of the following, in relation to that reflected in the most recent financial information provided to FANB prior to the inception of this Agreement or pursuant to subparagraph (c) of this Paragraph 6: (i) the combined adjusted net worth of Borrower and the Guarantors; (ii) Borrower's cash flow; (iii) the ratio of Borrower's liabilities to Borrower's net worth; or (iv) the ratio of Borrower's current liabilities to Borrower's current assets.

            (b) No deterioration shall occur in the credit payment history of Borrower or any Guarantor, in relation to that reflected in information obtained by FANB prior to the inception of this Agreement.

            (c) On an annual basis, Borrower shall provide, and shall cause each Guarantor to provide, to FANB, such information concerning Borrower's and each Guarantor's financial condition and income as FANB may request and within 30 days after such request. All financial statements required hereunder shall be prepared, and all agreements and covenants herein pertaining to Borrower's and any Guarantor's financial condition or performance shall be construed, in accordance with generally accepted accounting principles, consistently applied.

            (d) Borrower shall: (i) if a partnership or corporation, maintain its existence and good standing and avoid dissolution in any form; and (ii) cause each Guarantor constituting a partnership or corporation to do likewise.

            (e) Borrower shall utilize Advances solely for business, commercial, or agricultural purposes.

            (f) For not less than 30 days (which need not be consecutive) during the Draw Period and during each one-year extention thereof (if any), the balance of the Line Indebtedness shall be zero.

            (g) During the Initial Draw Period and during each annual extension thereof, Borrower shall obtain Advances at least equal to the Annual Charges then imposed divided by .04, but Borrower's failure to do so shall not subject Borrower to any interest, penalty, damages, or charges other than such Annual charges.

      7. Events of Default. The Line Indebtedness shall be immediately due and payable in full, or FANB may terminate the Draw Period, reduce the Credit Limit, or suspend making Advances, in either case at FANB's option and without prior notice in any one of the following events (each an "Event of Default"): (a) any required payment of principal, interest, or any other charge is not made when due; (b) or Obligor (which term shall include Borrower and any Guarantor) either dies, becomes the subject of any bankruptcy or insolvency proceeding, makes any material misrepresentation in any financial information provided hereunder or in connection herewith or in any way fails to perform in full and on time any obligations hereunder; (c) any Obligor or other person fails to perform in accordance with any security agreement or deed of trust securing, or other agreement pertaining to, this Agreement or the Line Indebtedness; or (d) In FANB's good faith judgment, there is a material adverse change in the financial condition of any Obligor or otherwise in FANB's prospects of payment in due course, without consideration of any collateral securing the Line Indebtedness or of a legal action by FANB to enforce its rights hereunder.

      FANB's rights hereunder are continuing ones, nor subject to waiver by non-use on its part. After maturity, whether by acceleration or otherwise, the unpaid Line Indebtedness shall, at FANB's option, bear interest at the Maximum Rate until paid in full. Borrower agrees to pay FANB's reasonable attorneys' fees and all other costs of collection incurred by FANB following an Event of Default.

      8. Miscellaneous.

            (a) Except as otherwise specified therein, each provision of this Agreement shall be effective during the Draw Period, the Repayment Period, and extension of either, and until the Line Indebtedness is paid in full.

            (b) FANB may send all notices and statements hereunder to Borrower's address as shown on FANB's records. Each statement sent by FANB concerning the outstanding balance of the Line Indebtedness shall, unless contested within a reasonable time thereafter, constitute an account stated for the period covered therein, and FANB's records concerning the Line shall constitute prima facie evidence of the balance of the Line Indebtedness. Any notice from FANB to Borrower shall be in writing and shall be deemed given (i) when received by Borrower or (ii) two (2) business days after having been sent by U.S. Mail, postage prepaid, to the address to which FANB sends periodic statements concerning the Line. Borrower may change this address by giving FANB 15 day's notice. Any notice from Borrower to FANB shall be in writing and shall be deemed given when received by the FANB officer having direct responsibility for the Line, or as FANB may hereafter direct Borrower in writing:

            (c) If FANB notifies Borrower that an extension of the Draw Period is conditioned upon Borrower's acceptance of one or more amendments hereto set forth in FANB's notice, Borrower's obtaining of an Advance during such extension shall constitute Borrower's agreement to such amendment(s). This Agreement may otherwise be amended only in writing signed by both Borrower and FANB.

            (d) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of Tennessee, without regard to its conflict of laws rules, subject to any applicable laws of the United States. In no event shall the rate of interest or any other charge hereunder exceed, respectively, the Maximum Rate or the maximum of such other charge as is allowable under applicable law, and any excess shall be deemed applied to the outstanding principal balance of the Line Indebtedness.

FIRST AMERICAN NATIONAL BANK            BORROWER
                                        DISPLAY ARTS INC

BY: /s/ [ILLEGIBLE]                     BY: /s/ Pamela M. McNamee
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                                                PAMELA M. MCNAMEE

TITLE: Vice President                   TITLE: President
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                                        BY: /s/ Kelly M. McNamee
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                                                KELLY M. MCNAMEE

                                        TITLE: Secretary
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FORM BLP3 REV. 6/95     FOR INTERNAL USE ONLY     APPLICATION 010301962251226320